EXHIBIT NO. 99.B1(h)

                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                    OF SERIES

                             REDESIGNATION OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby establish and designate a new series of Shares (as defined in the Declaration), such series to have the following special and relative rights:

         1.     The new series shall be designated:

                - MFS Global Equity Series

         2. The series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, to the extent pertaining to the offering of Shares of such series. Each Share of the series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which Shares of the series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the series, and shall be entitled to receive its pro rata share of the net assets of the series upon liquidation of the series, all as provided in Section 6.9 of the Declaration.

         3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been
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                effectively acted upon with respect to the series as provided in
                Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration.

         4. The assets and liabilities of the Trust shall be allocated among the previously established and existing series of the Trust and such new series as set forth in Section 6.9 of the Declaration.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such establishment and designation of series of Shares.

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 24, 1996, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate two existing series of Shares (as defined in the Declaration) as follows:

          1. The series designated as MFS World Governments Series shall be redesignated as MFS Global Governments Series.

          2. The series designated as MFS Value Series shall be redesignated as MFS Capital Opportunities Series.

         Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.

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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 29th day of April, 1999 and further certify, as provided by the provisions of Section 9.3(d) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with the second sentence of Section 9.3(a) of the Declaration.

JEFFREY L. SHAMES
----------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02159


NELSON J. DARLING, JR.
----------------------
Nelson J. Darling, Jr.
74 Beach Bluff Avenue
Swampscott, MA  01907


WILLIAM R. GUTOW
----------------------
William R. Gutow
3 Rue Dulac
Dallas, TX  75230